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                                                                    EXHIBIT 99.1

                   HARVEST NATURAL RESOURCES AUTHORIZES COMMON
                            SHARE REPURCHASE PROGRAM

(FOR IMMEDIATE RELEASE)

         HOUSTON - (September 18, 2002) - Harvest Natural Resources, Inc. (NYSE:
HNR) today announced that its Board of Directors has authorized the repurchase of up to one million shares of its common stock. The shares will be repurchased through open market transactions from time to time.

         Harvest Natural Resources President and Chief Executive Officer, Dr. Peter J. Hill, said "At recent trading levels, the repurchase of Harvest Natural Resources common stock represents an opportunity to earn more assured and attractive returns on capital which are competitive with our other capital investment alternatives. We have the financial flexibility and such purchases benefit all shareholders proportionately."

         Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent oil and gas exploration and development company with principal operations in Venezuela and Russia. For more information visit the Company's web site at www.harvestnr.com.

CONTACT:

Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 578-8020

Ken Dennard / kdennard@easterly.com
Lisa Elliott / lisae@easterly.com
Easterly Investor Relations
(713) 529-6600

"This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest's expectations as a result of factors discussed in Harvest's 2001 Annual Report on form 10-K and subsequent reports."